As filed with the Securities and Exchange Commission on  June 29  , 2012

Registration No. 333-172050

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO.  5
TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WNS STUDIOS, INC.
 (Exact name of Registrant as specified in its charter)

Nevada	7822	42-1768077
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

c/o Mr. Moses Gross
WNS Studios, Inc.
3811 13th Avenue
Brooklyn, NY 11218
Telephone: 718-907-4105
(Address and telephone number of Registrant's principal executive offices)

c/o Mr. Moses Gross
WNS Studios, Inc.
3811 13th Avenue
Brooklyn, NY 11218
(Address of principal place of business or intended principal place of business)

Vcorp Services, LLC
1409 Bonita Avenue
Las Vegas, NV 89104-3127
Telephone: 888-528-2677
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:
David Lubin, Esq.
David Lubin & Associates, PLLC
10 Union Avenue
Suite 5
Lynbrook NY, 11563
Telephone: (516) 887-8200

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 per share	900,000 (1)	$0.05	(2)	$45,000	$5.22 (3)

Total	900,000	$0.05	(2)	$45,000	$5.22 (3)
____________
(1)	Represents common shares currently outstanding to be sold by the selling security holders.

(2)
Our common stock is not traded on any national exchange and in accordance with Rule 457(a), the offering price was determined by the price shares were sold to the selling security holders in private placement transactions. The selling shareholders may sell shares of our common stock at a fixed price of $.05 per share    until such time as the stock is quoted on the Over-the-Counter Bulletin Board (“OTCBB”) and then at prevailing market prices or privately negotiated prices. The Company may seek to be quoted on the OTCBB prior to the completion of the offering. The fixed price of $.05 has been arbitrarily determined as the selling price. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We will not receive proceeds from the sale of shares from the selling shareholders.

(3)	Previously Paid

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

WNS STUDIOS, INC.

900,000 Shares of Common Stock, par value $0.001

This prospectus relates to the resale of 900,000 shares of common stock, par value $0.001, of WNS Studios, Inc., which are issued and outstanding and held by persons who are stockholders of WNS Studios, Inc.

Our common stock is presently not traded on any market or securities exchange. The 900,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.05 per share   until such time as the stock is quoted on the OTCBB and then at prevailing market prices or privately negotiated prices. The Company may seek to be quoted on the OTCBB prior to the completion of the offering. . The fixed price of $0.05 has been arbitrarily determined as the selling price. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA, for our common stock to be eligible for quotation on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no guarantee that our common stock will be eligible for being quoted on the Over the Counter Bulletin Board.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____, 2012

Dealer Prospectus Delivery Obligation

Until _____________2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our” or “us” refer to WNS Studios, Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background:
WNS Studios, Inc. was incorporated under the laws of the State of Nevada on May 15, 2009.  We are a development stage company, formed to act as a production agent to promote, sell and distribute studio films. From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, and capital formation activities. We currently have no agreements or contracts in place to act as a production agent for any film or television studio. We have never intended and do not intend to be a blank check company. We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any entity.

Our offices are currently located at WNS Studios, Inc., 3811 13th Avenue, Brooklyn, NY 11218, telephone: 718-907-4105. We do not have an internet website.

Governmental Regulations:	There are no governmental regulations regulating our services as an agent for film and television production studios.

Intellectual Property:	We have no intellectual property.

Employees:	We currently have no employees other than our sole officer and director.

The Offering

Securities offered:	900,000 shares of common stock, par value $0.001

Offering price :
The selling security holders purchased their shares of common stock from the Company at the price of $0.001 per share and will be offering their shares of common stock at a price of $0.05 per share   until such time as the stock is quoted on the OTCBB and then at prevailing market prices or privately negotiated prices. The Company may seek to be quoted on the OTCBB prior to the completion of the offering . The $0.05 per share was determined arbitrarily by us. This is a fixed price at which the selling security holders may sell their shares.

Shares outstanding prior to offering:	4,500,000 shares of common stock.

Shares outstanding after offering:	4,500,000 shares of common stock.

Moses Gross, our sole executive officer and a director currently owns 80% of our outstanding common stock.  As a result, he has substantial control over all matters submitted to our stockholders for approval.

Market for the common shares:
There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to eligible to be quoted trading on the Over The Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application. There is no guarantee that our common stock will be eligible for quotation on the Over the Counter Bulletin Board. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Based on the proposed offering price of $0.05 per share, the aggregate market price of our common stock is $225,000 since we have 4,500,000 shares issued and outstanding. As of April 30 , 2012 we had a stockholders' deficit of $ 43,291 .

Use of proceeds:
We will not receive any proceeds from the sale of shares by the selling security holders.

We estimate that we will need no less than $59,300 for the next 12 months. For the next 12 months we expect to incur approximately $59,300 in expenses, or approximately $4,942 on a monthly basis. We estimate requiring no less than $24,120, or approximately $2,010 on a monthly basis, if we do not commence operations for the next 12 months. Since we currently have approximately $ 1,160 of available cash, we do not have sufficient cash and expect to continue borrowing from P&G Holdings LLC, an entity owned 33% by our sole officer and director, to fund our operations.

Going Concern Considerations:
The Company is a development stage company and has not commenced planned principal operations. The Company had no revenues and has incurred a net loss of $ 44,551 from inception to April 30, 2012 .   In addition, the Company had a stockholders’ deficiency of $ 43,291 at April 30, 201 2 . These factors raise substantial doubts about the Company’s ability to continue as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period May 15, 2009 (inception) to April 30, 201 2 .

Currently the Company has the ability to borrow up to $126,275 from P&G Holdings LLC, an entity owned 33% by our sole officer and director. As of April 30 , 2012, we borrowed $ 33,133 from P&G Holdings. There can be no assurance that sufficient funds required in the future will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources.  The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business.  Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

Currently, the Company is neither raising additional funds nor has any plans to raise any capital.

Risk Factors:	Reference is hereby made to the Risk Factors commencing on page 6 of this prospectus.

Summary Financial Information

The following presents our summary financial information for the periods indicated and should be read in conjunction with the information contained in “Management’s Discussion and Analysis of Plan of Operations” and our financial statements and related notes appearing elsewhere in this prospectus.

	For the Period May 15, 2009 (Inception) to April 30, 201 2		For the Year Ended April 30, 201 2
Statement of Operations Data
Operating revenues		$-		$-
Loss from operations	$	(93,996))	$	(33,052))
Net income (loss)	$	(44,551)		$18,244

Balance Sheet Data	April 30, 201 2		April 30, 2011
Working capital deficiency	$	(10,158)	$(61,535)
Total assets		$767	$1,600
Total liabilities		$44,058	$63,135
Stockholders' Deficiency	$	(43,291)	$(61,535)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Company

We are a development stage company with no operating history and may never be able to effectuate our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. Our Company was established on May 15, 2009 to become a studio production agent. We currently do not have any relationship with any film or television studios or authors . Accordingly, we may not be able to successfully effectuate our business plan or we may not be able to market our services in the future to other movie production studios in a manner that will generate significant revenues. In addition, any revenues that we may generate may be insufficient for us to become profitable.

In particular, potential investors should be aware that we have not proven that we can:

·	raise sufficient capital in the public and/or private markets;

·	have access to a line of credit in the institutional lending marketplace for the expansion of our business;

·	respond effectively to competitive pressures; or

·	recruit and build a management team to accomplish our business plan.

Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business, and our Company is a highly speculative venture involving significant financial risk.

We expect losses in the future because we have no revenue to offset losses.

We are expecting losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with the development and implementation of our business plan. We have incurred a net loss of $ 44,551 for the period May 15, 2009 (inception) to April 30, 201 2 . In addition, the Company had a stockholders’ deficiency of $ 43,291 at April 30, 201 2 . We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

We are a development stage company and have not commenced our planned principal operations.  The Company had no revenues and has incurred a net loss of $ 44,551 for the period May 15, 2009 (inception) to April 30, 201 2 . In addition, the Company had a stockholders’ deficiency of $ 43,291 at April 30, 201 2 .  Furthermore, we anticipate generating losses for the next 12 months. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period May 15, 2009 (inception) to April 30, 201 2 .  Our ability to continue as a going concern is dependent upon our ability to raise additional funds, either in the form of debt or equity or some combination thereof and/or achieve sufficient profitable operations. There is no assurance that the Company will be able to raise such funds or achieve such profitable operations.
As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
-	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
-	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
-	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Since we have elected under Section 107 of the JOBS Act to use the extended transition period with respect to complying with new or revised accounting standards, our financial statements may not be comparable to companies that comply with public company effective dates making it more difficult for an investor to compare our results with other public companies.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 102(b)(2)(B) of the Act for complying with new or revised accounting standards. In other words, as an emerging growth company we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in marketing movies produced by television or film studios. There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations, irrespective of competition.

Filmmakers, production suppliers and distribution companies may not use the services we offer.

We may not have any movies to promote, sell or syndicate. As of the date of the prospectus contained in this registration statement, we have no movies to promote and sell. Filmmakers and other distribution companies may not accept or use our services. Accordingly, we may not generate any fees for our services.

Our continued operations depend on current production appetites. If the projects we choose to engage in do not meet the criteria of distribution partners or viewers, the ability to generate revenue will be minimized.

We cannot predict the demand for quality entertainment worldwide. If the demand diminishes, there will be less demand and we could find ourselves promoting films that no one is willing to purchase. We will not be successful at generating sufficient operating revenues or in achieving profitable operations if we incur expenses to promote films which are not purchased.

We are completely dependent on the services of our sole executive officer. If we should lose his services before we are able to engage and retain qualified employees and consultants to execute our business plan, we may not be able to continue with our business model.

The company’s operations and business strategy are completely dependent upon the knowledge and business contacts of our sole executive officer and director, Moses Gross. Mr. Gross is under no contractual obligation to remain employed by us nor is he committed to work for us, even for a minimum number of hours.  If he should choose to leave us for any reason before we have hired additional personnel, our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described herein.  We will fail without Mr. Gross or an appropriate replacement(s). We intend to acquire key-man life insurance on the life of our executive officers naming us as the beneficiary when and if we obtain the resources to do so and if our executive officers are insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.  Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

Our officer and director is not currently receiving any salary and there are no current arrangements to pay him any compensation. Accordingly, we could lose his services and if that were to occur,  we might not be able to execute our business plan.

To date, the Company has not paid any compensation to its officers or directors. We have no current intention to compensate Mr. Gross, our sole officer and director, for his services to the Company and currently have no agreements or arrangements to pay any salaries or compensation to him. Even if and when the Company has arrangements or plans to raise additional capital, such funds will not be used to compensate Mr. Gross. Accordingly, if we lose the services of Mr. Gross we will have a severe negative impact on our ability to remain a viable company.

Since Mr. Gross works or consults for other companies, his activities could slow down our operations.

Our sole officer and director is not required to work exclusively for us or to devote all of his time to our operations. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his employment for other companies. Mr. Gross's other activities may prevent him from devoting full-time to our business which could slow our operations and may reduce our financial results. It is expected that Mr. Gross will devote between 5 and 30 hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required.

Our officer has no experience in the film industry and we will have to hire qualified consultants to assist in marketing. If we cannot locate qualified consultants, we may have to suspend or cease operations which will result in the loss of your investment.

Due to the lack of experience in the film industry, Mr. Gross may make wrong decisions and choices regarding our business. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

Our principal stockholder, who is our sole officer and director, owns a controlling interest in our voting stock. Therefore investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our principal shareholder, who is our sole officer and director, beneficially owns approximately 80% of our outstanding common stock. As a result, he will have the ability to control substantially all matters submitted to our stockholders for approval including:

●	election of our board of directors;
●	removal of any of our directors;
●	amendment of our Articles of Incorporation or bylaws; and
●	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, the principal shareholder will be able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our principal shareholder could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the Company may decrease.  Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

If we are unable to obtain additional funding, our business operations will be harmed.  Even if we do obtain additional financing then our existing shareholders may suffer substantial dilution.

We will require additional funds to implement our business plan. Although w e anticipate that we will require a minimum of $59,300 to fund our planned activities for the next twelve months , w e currently have no offering or any arrangement to raise capital contemplated.  The inability to raise the required capital will restrict our ability to conduct business operations.  If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the Company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

RISK FACTORS RELATING TO OUR COMMON STOCK

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $.001 per share, of which 4,500,000 shares are currently issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our sole officer and director owns a controlling interest in our voting stock  and may take actions that are contrary to your interests, including selling his stock.

Our sole officer and director, beneficially owns approximately 80% of our outstanding common stock.  If and when he is able to sell his shares in the market, such resales within a short period of time could adversely affect the market price of our common stock if the marketplace does not orderly adjust to the increase in the number of shares in the market. This will result in a decrease in the value of your investment in the Company.  Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Security and Exchange Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

The offering price of our common stock could be higher than the market value, causing investors to sustain a loss on their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Based on the arbitrary price per share of $0.05, our market price for the 4,500,000 issued and outstanding shares is $225,000. As of April 3 0 , 2012, our total stockholders' deficiency  is $ 43,291 .  Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

There is no established public market for our stock and a public market may not be obtained or be liquid and therefore investors may not be able to sell their shares.

There is no established public market for our common stock being offered under this prospectus. While we intend to apply for quotation of our common stock on the over-the-counter Bulletin Board system (the “OTC Bulletin Board”), we have not yet engaged a market maker for the purposes of submitting such application, and there is no assurance that we will qualify for quotation on the OTC Bulletin Board. Therefore, purchasers of our common stock in this offering may be unable to sell their shares on any public trading market or elsewhere.

If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. On November 15, 2007, the SEC adopted changes to Rule 144, which, would shorten the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and remove the volume limitations for such persons.   The changes became effective in February 2008. Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTC Bulletin Board  (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTC Bulletin Board. As a result of the revisions to Rule 144 discussed above, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months, if we have filed our required reports.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of our common stock in any market that may develop.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorizes us to issue up to 10,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock

We may be exposed to potential risks resulting from the requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. However, as an “emerging growth company,” as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York Stock Exchange, the  Amex Equities Exchanges and NASDAQ, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the NASAQ. Because we will not be seeking to be listed on any of the exchanges, we are not presently required to comply with many of the corporate governance provisions.

Because our director is not independent, we do not currently have independent audit or compensation committees. As a result, the director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $25,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.

THE OFFERING

This prospectus relates to the resale by certain selling security holders of the Company of up to 900,000 shares of our common stock, par value $0.001 per share.  The selling shareholders are underwriters, within the meaning of Section 2(11) of the Securities Act.  As underwriters, the selling shareholders are subject to the prospectus delivery requirements of the Securities Act. From May 2009 through February 2010, shares were offered and sold by us at a purchase price of $0.001 per share to the selling security holders in private placements pursuant to the exemptions from registration under the Securities Act provided by Regulation S of the Securities Act. As of May 2010, the Company sold only 900,000 shares in the private placement and raised $900 in gross proceeds.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DILUTION

The common stock to be sold by the selling shareholders is issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

DETERMINATION OF OFFERING PRICE

The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.05 per share   until such time as the stock is quoted on the OTCBB and then at prevailing market prices or privately negotiated prices. The Company may seek to be quoted on the OTCBB prior to the completion of the offering. The fixed price of $0.05 has been arbitrarily determined as the selling price. The Company expects that the duration of this offering will be no more than nine months after the date on the first page of this prospectus.

Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of  June 28 , 2012, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this  prospectus and the number of shares which each would own beneficially  if all  such  offered  shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.  The shares were offered and sold to the selling security holders at a purchase price of $0.001 per share in a private placement held from May 2009 through February 2010, pursuant to the exemption from the registration under the Securities Act provided by Regulation S of the Securities Act.  None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates. Furthermore, none of the selling security holders have any familial connection with another or with our affiliate.

The percentages below are calculated based on 4,500,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Security Holders (1)	Common Shares owned by the Selling Security Holder	Number of Shares Offered by Selling Security Holder	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering(1)
			# of Shares	% of Class
Chava Osharit Tzafani	20,000	20,000	0	*
Dina Andivo	20,000	20,000	0	*
Ron Yacobov	20,000	20,000	0	*
Joseph Agam	20,000	20,000	0	*
Moshe Zada	20,000	20,000	0	*
Rafael Eliyahu	20,000	20,000	0	*
Yochanan Brandwein	20,000	20,000	0	*
Pinchas Bernstein	20,000	20,000	0	*
Menachem Mendel Zenwirth	20,000	20,000	0	*
Yona Zev Bernad	20,000	20,000	0	*
Vladimir Katzav	20,000	20,000	0	*
Oren Jamily	20,000	20,000	0	*
Yitzchak Marah	20,000	20,000	0	*

Avroham A. Friedman	20,000	20,000	0	*
Yitzak Brand	20,000	20,000	0	*
Chaim Gottlieb	20,000	20,000	0	*
Yochanan Blau	20,000	20,000	0	*
Yitzchak Marak	20,000	20,000	0	*
Meir Eizenstein	20,000	20,000	0	*
Shlomo Rubinstein	20,000	20,000	0	*
Shmuel Dov Gottlieb	20,000	20,000	0	*
Pinchas Freund	20,000	20,000	0	*
Yitzchak Yehoshua Gottlieb	20,000	20,000	0	*
Nissim Shai	20,000	20,000	0	*
Aran Yossef	20,000	20,000	0	*
Meir Glauberman	20,000	20,000	0	*
Itti Zinny	20,000	20,000	0	*
Shimon Yoel Buchshpan	20,000	20,000	0	*
Orel Haviv	20,000	20,000	0	*
Schneur Zalman Aker	20,000	20,000	0	*
Yoel Zev Bidderman	20,000	20,000	0	*
Yaccov Yisroel Siri	20,000	20,000	0	*
Joseph Chai Hazan	20,000	20,000	0	*
Raziel Nahari	20,000	20,000	0	*
Moshe Erlanger	20,000	20,000	0	*
Ilan Nissim Mizrahi	20,000	20,000	0	*
Jacob Blau	20,000	20,000	0	*
Yoel Buchshpan	20,000	20,000	0	*
Shimon Weissberg	20,000	20,000	0	*
Erez Sinay	20,000	20,000	0	*
Meir Steinberg	20,000	20,000	0	*
Ahron Ecstein	20,000	20,000	0	*
Shira Atar	20,000	20,000	0	*
Moshe Gil Chein	20,000	20,000	0	*
Yitzchak Eliyahu Turgemon	20,000	20,000	0	*
___________________
* Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.

(1)   Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 4,500,000 shares of common stock issued and outstanding as of  June 28 , 2012.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

To our knowledge, none of the selling shareholders or their beneficial owners:

▪	has had a material relationship with us other than as a shareholder at any time within the past three years; or
▪	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or
▪	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.   There is no guarantee that our common stock will be eligible for being quoted on the OTC Bulletin Board.

The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.05 per share until such time as the stock is quoted on the OTCBB and then at prevailing market prices or privately negotiated prices. The Company may seek to be quoted on the OTCBB prior to the completion of the offering . The fixed price of $0.05 has been arbitrarily determined as the selling price. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (d) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post- effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.001, of which 4,500,000 shares are issued and outstanding as of  June 28 , 2012.  Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.  There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001, none of which is issued and outstanding.  Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 10,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

We were incorporated under the laws of the State of Nevada on May 15, 2009.  We are a development stage company . We intend to acquire suitable scripts or the rights to scripts to promote, syndicate and produce for commercial distribution. We will attempt to raise funds for such productions from private investors through debt or equity financings.

From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, capital formation activities.  We currently have no employees other than our sole executive officer and director.

The address of our principal executive office is c/o Mr. Moses Gross, WNS Studios, Inc., 3811 13th Avenue, Brooklyn, NY 11218. Our telephone number is 718-907-4105.  We do not have a functioning website at this time.

Through the contacts of our sole officer and director, Moses Gross, w e intend to   locate scripts that we believe suitable for development into final productions. We plan to purchase such script or the rights to use such script from the author in accordance with terms negotiated with such author, which may or may not include royalties.  We would then locate a suitable film or television studio to produce the script. We would have to determine production costs and budgets necessary to develop the script . Once we have determined the cost of a production and established a final budget, we plan to promote the scripts to private investors in an effort to raise financing through private placement offerings of debt or equity. If we are successful in raising sufficient financing for the production of the finished product, we will have to hire talent, contract with vendors and a film or television company for the actual production of each script . We will be responsible for all of the production costs . We plan to distribute the finished product to distribution houses, studios and to showcase at film festivals and by cold calling. Our plan is to generate revenues from marketing and distributing the final production.

We currently have no arrangements with any script writers or producers. Upon entering into agreements with third parties, based upon such agreements the Company will be able to determine when revenues will be recognized. Currently the Company has no revenue source. R evenues from the sale or licensing of films and is recognized upon meeting all recognition requirements of Statement of Position (SOP) 00-2 ‘‘Accounting by Producers or Distributors of Films’’. Revenue from the theatrical release of feature films is recognized at the time of exhibition basedon the Company’s participation in box office receipts. Revenue from the sale of digital video disks (‘‘DVDs’’) in the retail market, net of an allowance for estimated returns and other allowances, is recognized on the later of shipment to the customer or ‘‘street date’’ (when it is available for sale by the customer). Under revenue sharing arrangements, rental revenue is recognized when the Company is entitled to receipts and such receipts are determinable. Revenue from sales to international territories is recognized when access to the feature has been granted or delivery has occurred, as required under the sales contract, and the right to exploit the feature film has commenced.

On May 16, 2009, we entered into a Going Public Engagement with Shmuel’s Hatzlacha Consulting, Inc. (the “Consultant”), pursuant to which the Consultant will assist us in becoming a public reporting company. The engagement calls for the Company to pay the fee of $9,000 to the Consultant and if the consultant raises any capital, the Company shall pay 7% of the amount raised to the Consultant; any amounts raised in excess of $5,000,000 will be negotiated but not in excess of 7%. Shmuel’s Hatzlacha Consulting Inc., is owned and operated by Shmuel Shneibalg.

On October 1, 2010, the Company entered into an amendment to the Going Public Engagement (the "Amendment") to clarify certain terms in the Going Public Agreement. As set forth in the Amendment, the Consultant agreed that its services will terminate when the Company becomes quoted on the Over the Counter Bulletin Board and acknowledged that the fee of $9,000 has not been paid. In November 2011 we terminated the agreement with the Consultant and received a full release from the Consultant.

On May 16, 2009 WNS Studios, Inc., entered into an Office Service Agreement with SE Executive Suites Inc. for the license to use SCESI Business Center facilities and services. In relation to the license agreement to use the premises of Executive Suites, Shmuel Shneibalg may be entitled to a commission or fee with respect to that agreement. The release we received in November 2011 also released us from any further obligations to Mr. Shneibalg in connection with the Office Service Agreement.

Competition

We intend to focus our efforts on the independent film market rather than large studios.  We believe this market has grown due to the growth of small cable television markets, the internet and DVDs but may have less access to financing than the larger studios. We will face competition from many other production companies and agents and distributors seeking to finance and commercialize similar productions. Many potential competitors will have significantly greater, financial, technical and marketing resources than we do. They may also have developed more extensive contacts than we have.

Governmental Regulation

There are no governmental regulations regulating our services as an agent for film and television production studios.

Intellectual Property

We have no intellectual property.

Employees

We have no employees other than our sole executive officer and director.  All functions including development, strategy, negotiations and administration are currently being provided by our executive officer. Mr. Gross does not work exclusively for us and does not devote all of his time to our operations.  Mr. Gross' other activities may prevent him from devoting his full-time to our operations. It is expected that Mr. Gross will only be available on a part-time basis and may devote between 5 and 30 hours per week to our operations on an ongoing basis.

DESCRIPTION OF PROPERTY

Our executive offices are located at 3811 13th Avenue, Brooklyn, NY 11218. The space is leased pursuant to a 2-year lease at the rate of $250 per month and we believe that this office space will be adequate for the foreseeable future.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.  The Company’s property is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to be eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no guarantee that our common stock will be eligible for being or quoted on the OTC Bulletin Board. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future.  Declaration or payment of dividends, if any, in the future, will be at the discretion  of  our  Board  of  Directors  and  will  depend on our then current financial  condition,  results  of  operations,  capital  requirements and other factors  deemed  relevant  by  the  board  of  directors. There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of  June 28 2012, there were 4,500,000 common shares issued and outstanding, which were held by 46 stockholders of record.

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application and there is no assurance we will be successful at obtaining a quotation on the Bulletin Board.  If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of WNS Studios, Inc., and the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made.  We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Overview

Plan of Operation

Incorporated on May 15, 2009, WNS Studios, Inc. intends to serve as a sales and distribution agent for films and televisions productions. We hope to locate scripts and then enter into an agreement with the author to promote, syndicate and produce the script for television or movies. Our plan is to generate revenues from the promotion and syndication of these scripts. We believe that we will provide producers with resources and flexible financial structures which will increase their film producing capabilities. However, there is no guarantee that we will be successful at locating an appropriate script or obtaining a suitable agreement with the author to produce the script.

Our two-year business plan is as follows. Within the next 6 months, we hope to locate a minimum of two scripts. Upon such selection, we hope to locate investors who are interested in financing the production of such scripts. These investors could purchase a direct interest in the script and obtain royalties or we could joint venture with the investor in the financing of the production costs. Thereafter, for the following twelve months we plan to source production companies and facilities to carry out the production of the script for movie or television, We plan to market the final production as detailed below, within nine months of operations. However, there is no guarantee that we will be successful at locating such investors or obtaining an agreement with them.

The following is our current two-year plan by months:

Months 1 through 6: Locate and acquire suitable scripts, negotiate with authors to acquire scripts or rights to the scripts. Finalize the scripts into final production proposal and establish budgets.

Months 7 through 9:  Seek investors to finance the production of the script

Months 10 through 22: Finalize production budgets, source production studios, carry out final production to completion.

Months 12 through 24: Market productions to distribution houses and studios.

The Company currently plans to finance its planned operations through the offering of debt or equity securities to private investors in the Company. To achieve our marketing goals, we will use our industry contacts and cold call individual producers to use various studios that can accommodate any proposed budgets. The time frame to produce a film varies on the project, and marketing efforts will begin upon the start of the film production through film festivals and cold calling. Revenues, if any, will be generated only through the sales of the finished product.

An example of production budget estimates , based upon what Company’s believes to be current market pricing and management’s current expectations, is as follows:

Estimated gross production cost each	$1,000,000

Marketing	$50,000

Our long term liquidity needs are estimated as follows:

2 Year Plan

Administration Cost
Rent	$6,000.00
Telephone	$1,440.00
Legal	$30,000.00
Accounting	$40,000.00

Minimum of 2 Productions	$2,000,000.00
Marketing Cost	$100,000.00

TOTAL	$2,177,440.00

Through the contacts of our sole officer and director, we hope to find a script which Mr. Gross feels would be appropriate. After entering into an agreement with the author of the script, the Company will then cold call individual movie producers requesting them to avail themselves of our services. We currently have no arrangements with any script writers or producers.

During the next 12 months we need a minimum of $59,300 to utilize as follows:

12 Months
Purpose	Amount
Website	$9,300
Marketing	$11,000
Travel	$5,000
Rent	$3,000
Cost of Operating as a Public Company
Legal	17,000
Accounting Fees	14,000
Total	59,300

If we are not successful and do not commence operations, we estimate that we will need no less than $24,120, or approximately $2,010 on a monthly basis, as follows:

Rent	$3,000 ($250 per month)
Legal	$12,000
Accounting	$8,000
Telephone	$720 ($60 per month)
Miscellaneous	$400

On a monthly basis we incur approximately $ 4,940 of expenses. Since we currently have approximately  $ 1,160 of available cash, we will continue borrowing from P&G Holdings, LLC to pay for our expenses. We currently have no plans or arrangements to obtain financing through private offerings of debt or equity. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources other than this agreement.  Since the Company has no such arrangements or plans currently in effect, our inability to raise funds for the above purposes will have a severe negative impact on our ability to remain a viable company.

Results of Operations

For the fiscal year ended April 30, 2011 and April 30, 2012

Revenues

The Company is in its development stage and did not generate any revenues during the year ended April 30, 2012 or the year ended April 30, 2011.

Total operating expenses

For the year ended April 30, 2012, total operating expenses were $33,052, which include rent in the amount of $5,700, professional fees in the amount of $25,375 and general and administrative expenses of $1,977. For the fiscal year ended April 30, 2011, total operating expenses were $31,913, which included rent of $8,400 and consulting and professional fees in the amount of $20,670.

Net loss

For the fiscal year ended April 30, 2012, the Company had net income of $18,244, as compared to a net loss for the fiscal year ended April 30, 2011 of $32,840. For the period May 15, 2009 (inception) to April 30, 2012 the Company incurred a net loss of $44,551. The primary cause for the net income for the year ended April 30, 2012 was the $52,894 debt extinguishment.

For the period from May 15, 2009 (inception) to April 30, 2010 and for the fiscal year ended April 30, 2011.

As of April 30, 2010, the Company had no cash. As of April 30, 2011, the Company has $1,600.

Revenues

The Company is in its development stage and did not generate any revenues during the period from May 15, 2009 (inception) through April 30, 2011.

Total operating expenses

For the period from May 15, 2009 (inception) to April 30, 2010, total operating expenses were $29,031, which include rent in the amount of $8,400 and consulting and professional fees in the amount of $19,000. For the fiscal year ended April 30, 2011, total operating expenses were $31,913, which include rent of $8,400 and consulting and professional fees in the amount of $20,670. This increase was due primarily to accounting and legal fees incurred with respect to amending this prospectus and responding to comments from the SEC

Net loss

For the period from May 15, 2009 (inception) to April 30, 2010, the Company incurred a net loss of $29,955. For the fiscal year ended April 30. 2011, the Company incurred a net loss of $32,840 primarily attributable to the increased operating expenses.

Liquidity and Capital Resources

As of  April 30 , 2012, the Company had a cash balance of $ 767 . We do not have sufficient funds to operate for the next twelve months. During the period from May 15, 2009 (inception) through April 30, 2010 and the year ended April 30, 2011, the Company borrowed $24,644 and $3,150, respectively, from Shmuel’s Hatzacha Consulting, Inc., owned and operated by Shmuel Shneilbalg. These loans were payable on demand and bear interest at 6% per annum.  The loan in the amount of $3,150 was not memorialized. These loans and accrued liabilities totaling $25,100 were released by Hatzlacha Consulting and Mr. Shneilbalg in November 2011.  There can be no assurance that additional capital will be available to the Company. These amounts were cancelled when we entered into a settlement agreement with Mr. Shneilbalg on November 1, 2011. As of April 30, 2012 w e were indebted to P&G Holdings LLC, a company 33% owned by Mr. Gross, our sole officer and director, in the principal amount of $ 33,133 . Interest is payable on the principal owed to P&G Holdings LLC at the annual rate of 6%; interest and principal are due and payable on November 1, 2015.

From November 2011 through April 30 2012, the Company borrowed an aggregate of $ 33,133 from P&G Holidngs LLC which was used to pay audit, accounting and legal fees and SEC and state corporate filing fees.

Other than the loan from P&G Holdings LLC described above, we currently have no agreements, arrangements or   understandings with any person to obtain funds through bank loans, lines of credit or any other sources.  Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

 Wolinetz, Lafazan & Company, P.C., is our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers. In accordance with the bylaws of the Company, our directors hold office until the next annual meeting of our shareholders or until their successors are duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

Name and Business Address	Age	Position

Moses Gross	37	President, Chief Executive Officer, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Mr. Gross has been the sole officer and director of WNS Studios since November 14, 2011. Since January 1997, Mr. Gross has been the Chief Executive Officer and President of ANM Real Estate LLC and its related companies, all of which are involved in commercial and residential real estate development and syndicate management company. Since September 2007, he has been an advisor to Qualmax Supplies Inc., a company which sells janitorial, food service and medical supplies. From January 2007 through 2010 Mr. Gross was the Chief Executive Officer and President of Anchor Wholesale Hardware Supplies, LLC, selling wholesale hardware, tools and electrical and plumbing supplies. From March 1992 through January 1997 Mr. Gross worked in various management positions at Zoltan Knitting, a clothing manufacturer. Through his capacity in real estate development and management, Mr. Gross has learned the film business and been introduced to persons involved in this business. Mr. Gross has a 33% ownership interest in P&G Holdings LLC, the creditor of the Company.

Mr. Gross is not a director in any other U.S. reporting companies and has not been affiliated with any company that has filed for bankruptcy within the last ten years. The Company is not aware of any proceedings to which Mr. Gross or any associate of Mr. Gross are parties adverse to the Company or has a material interest adverse to it.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors; Code of Ethics; Financial Expert

Our principal independent accountant is Wolinetz, Lafazan & Company, P.C. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any current conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that Mr. Gross, our sole director, is “independent”.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation on May 15, 2009, we have not paid any compensation to our directors and executive officers in consideration for their services rendered to our Company in their capacities as such.

Name and principal position (a)	Year(1) (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Yehoshua Lustig Pres. CEO and CFO	2011	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0
David Leifer Secretary	2011	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0

Messrs. Lustig and Leifer resigned from their respective positions with our Company on November 14, 2011. Since such time, Moses Gross has been our sole officer and director. Mr. Gross is currently not receiving any compensation from the Company.

We have no employment agreement with our executive officers or directors. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing, or similar benefit plans.

Since our incorporation on May 15, 2009, no stock options or stock appreciation rights were granted to our directors or executive officers and our directors or executive officers have not exercised any stock options or stock appreciation rights, and do not hold any unexercised stock options. We have no long-term incentive plans.

Outstanding Equity Awards

Our directors or executive officers do not hold any unexercised options, stock that had not vested, or equity incentive plan awards.

Compensation of Directors

Since our incorporation on May 15, 2009, no compensation has been paid to our directors in consideration for their services rendered in their capacities as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of June 28 , 2012, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 4,500,000 shares of our common stock issued and outstanding as of  June 28 , 2012.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.  The address of the person listed is c/o WNS Studios, Inc., 3811 13th Avenue, Brooklyn, NY 11218.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Moses Gross	Common	3,600,000	80%

Directors and Officers as a Group (1 person)	Common	3,600,000	80%

Moses Gross purchased the shares indicated above from Yehoshua Lustig, the Company's former principal executive and financial officer and a director, on November 14, 2011 for $3,600.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 1, 2011 we entered into a Promissory Note with P&G Holdings LLC, a limited liability company which is owned 33% by Mr. Gross, our sole officer and director. Pursuant to the Note, we have the right to borrow up to $126,275 from P&G Holdings LLC. The principal and accrued interest at the rate of 6% are due and payable on November 1, 2015. As of April 30, 2012 the total outstanding principal was $33,133 and accrued interest on this note was $764 We have currently borrowed an aggregate of $ 33,133 from P&G Holdings LLC.

On November 1, 2011 we entered into a Release with Shmuel Shneilbalg where all the amounts owed by the Company to Mr. Shneilbalg (an aggregate of $52,894) were released.

On May 15, 2009, we issued 3,600,000 shares of our common stock to Mr. Yehoshua Lustig, the sole executive officer and director of the Company.  These shares were issued in consideration for $360. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  As an officer and director of the Company, Mr. Lustig had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.  The proceeds from the sale of the shares were used for working capital purposes.

On November 14, 2011, Moses Gross purchased 3,600,000 the shares owned by Yehoshua Lustig, the Company's former principal executive and financial officer and a director, for $3,600.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount

Accounting fees and expenses*	$11,000

SEC registration fee	$5.22

Legal fees and other expenses*	$25,000

Total	$36,005.22
________________
*Estimated Expenses.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Wolinetz, Lafazan & Company, P.C., an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
WNS Studios, Inc.

We have audited the accompanying balance sheet of WNS Studios, Inc. (a Development Stage Company) (“the Company”) as of April 30, 2012 and 2011 and the related statements of operations, stockholders’ deficiency and cash flows for the years ended April 30, 2012 and 2011, and the period May 15, 2009 (inception) to April 30, 2012.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  Also, an audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WNS Studios, Inc. at April 30, 2012 and 2011, and the results of its operations and its cash flows for the years ended April 30, 2012 and 2011, and the period May 15, 2009 (inception) to April 30, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has incurred a net loss for the period May 15, 2009 (inception) to April 30, 2012, has had no revenues and has a working capital deficiency and stockholders' deficiency at April 30, 2012.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding those matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
June 28, 2012

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

ASSETS

	April 30, 2011	April 30, 2012

Current Assets:
Cash and Cash Equivalents	$1,600	$767

Total Current Assets	1,600	767

Total Assets	$1,600	$767

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities:
Accrued Liabilities	$35,341	$10,925
Note Payable	24,644	-
Loans Payable	3,150	-

Total Current Liabilities	63,135	10,925

Long-Term Debt:
Note Payable Related Party	-	33,133

Total Liabilities	63,135	44,058

Commitments and Contingencies

Stockholders’ Deficiency:
Preferred Stock, $.0001 par value; 10,000,000
shares authorized, none issued and outstanding	-	-
Common stock, $.0001 par value, 100,000,000
shares authorized, 4,500,000 shares issued and
oustanding	450	450
Additional Paid-In Capital	810	810
Deficit Accumulated During the Development Stage	(62,795)	(44,551)
Total Stockholders’ Deficiency	(61,535)	(43,291)

Total Liabilities and Stockholders’ Deficiency	$1,600	$767

The accompanying notes are an integral part of these financial statements.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

			For the Period
	For the	For the	May 15, 2009
	Year Ended	Year Ended	(Inception) to
	April 30, 2011	April 30, 2012	April 30, 2012

Revenues:	$-	$-	$-

Costs and Expenses:
Rent	8,400	5,700	22,500
Consulting Fees	670		9,670
Professional Fees	20,000	25,375	55,375
Other General and Administrative Expenses	2,843	1,977	6,451

Total Costs and Expenses	31,913	33,052	93,996

Loss from Operations	(31,913)	(33,052)	(93,996)

Other Income (Expense):
Extinguishment of Debt	-	52,894	52,894
Interest Expense	(927)	(1,598)	(3,449)

Total Other Income (Expense)	(927)	51,296	49,445

Net Income (Loss)	$(32,840)	$18,244	$(44,551)

Basic and Diluted Income (Loss) Per Share	$(0.01)	$0.00

Weighted Average Common Shares
Outstanding	4,500,000	4,500,000

The accompanying notes are an integral part of these financial statements.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIENCY
FOR THE PERIOD MAY 15, 2009 (INCEPTION) TO APRIL 30, 2012

	Common Stock		Additional Paid-in	Deficit Accumulated During the Development
	Shares	Amount	Capital	Stage	Total

Balance, May 15, 2009	-	$-	$-	$-	$-

Common Stock Issued to Founder
at $.0001 per share, May 15, 2009	3,600,000	360	-	-	360

Common Stock Issued to Private Investors at
$.001 per share, February 8, 2010	900,000	90	810	-	900

Net Loss for the year ended
April 30, 2010	-	-	-	(29,955)	(29,955)

Balance, April 30, 2010	4,500,000	450	810	(29,955)	(28,695)

Net Loss for the year ended
April 30, 2011	-	-	-	(32,840)	(32,840)

Balance, April 30, 2011	4,500,000	450	810	(62,795)	(61,535)

Net Income for the year ended
April 30, 2012	-	-	-	18,244	18,244

Balance, April 30, 2012	4,500,000	$450	$810	$(44,551)	$(43,291)

The accompanying notes are an integral part of these financial statements.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

			For the Period
	For the	For the	May 15, 2009
	Year Ended	Year Ended	(Inception) to
	April 30, 2011	April 30, 2012	April 30, 2012

Cash Flows from Operating Activities:
Net Income (Loss)	$(32,840)	$18,244	$(44,551)
Extinguishment of Debt	-	(52,894)	(52,894)
Adjustments to Reconcile Net Income (Loss) to
Net Cash Used in Operating Activities:
Decrease in Prepaid Expenses	5,000		-
Increase (Decrease) in Accrued Liabilities	25,417	(12,551)	22,790

Net Cash Used in Operating Activities	(2,423)	(47,201)	$(74,655)

Cash Flows from Investing Activities:	-		-

Cash Flows from Financing Activities:
Cash in Escrow	873		-
Proceeds from Sale of Common Stock	-		1,260
Proceeds of Note Payable-Related Party	-	33,133	33,133
Proceeds from Note and Loans Payable	3,150	13,235	41,029

Net Cash Provided by Financing Activities	4,023	46,368	75,422

Increase (Decrease) in Cash	1,600	(833)	767

Cash and Cash Equivalents – Beginning of Period	-	1600

Cash and Cash Equivalents – End of Period	$1,600	$767	$767

Supplemental Cash Flow information:
Interest Paid	$-	$-	$-
Income Taxes Paid	$-	$-	$-

Supplemental disclosure of non cash financing activities: Memorialization of Loan Payable to Note Payable	$24,644		$24,644

The accompanying notes are an integral part of these financial statements.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -        Summary of Significant Accounting Policies

Organization

WNS Studios, Inc. (“the Company”) was incorporated on May 15, 2009 under the laws of the State of Nevada.  The Company has not yet generated revenues from planned principal operations and is considered a development stage company. The Company intends to promote, sell and distribute films for studios.  There is no assurance, however, that the Company will achieve its objectives or goals.

Cash and Cash Equivalents

The Company considers all highly-liquid investments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition

For revenue from product sales, the Company will recognize revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition” (SAB No. 104), which superseded Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (SAB No. 101).  SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured.  Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments will be provided for in the same period the related sales are recorded.

Advertising Costs

Advertising costs will be charged to operations when incurred.  The Company did not incur any advertising costs during the period May 15, 2009 (inception) to April 30, 2012.

Income Taxes

The Company accounts for income taxes using the asset and liability method, the objective of which is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting and the tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.  A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Loss Per Share

The computation of loss per share is based on the weighted average number of common shares outstanding during the period presented.  Diluted loss per common share is the same as basic loss per common share as there are no potentially dilutive securities outstanding (options and warrants).

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -        Summary of Significant Accounting Policies (Continued)

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period.  Actual results could differ from those estimates.

Research and Development

Research and development costs will be charged to expense as incurred.  The Company did not incur any research and development costs during the period May 15, 2009 (inception) to April 30, 2012.

Fair Value Measurements

The authoritative guidance for fair value measurements defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or the most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact, and (iv) willing to transact.  The guidance describes a fair value hierarchy based on the levels of inputs, or which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1:  Quoted prices in active markets for identical assets or liabilities.

Level 2:  Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or corroborated by observable market data or substantially the full term of the assets of liabilities.

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the value of the assets or liabilities.

The Company’s financial instruments include cash and equivalents, accrued liabilities, and notes payable.  Those items are determined to be Level 1 fair value measurements.

The carrying amounts of cash and cash equivalents and accrued liabilities approximates fair value because of the short maturity of these instruments.  The recorded value of long-term debt approximates its fair value as the terms and rates approximate market rates.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -        Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2011-04, which updated the guidance in ASC Topic 820, Fair Value Measurement. The amendments in this ASU generally represent clarifications of Topic 820, but also include some instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed. This update results in common principles and requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards. The amendments in this ASU are to be applied prospectively. For public entities, the amendments are effective for interim and annual periods beginning after December 15, 2011, and early application is not permitted. ASU 2011-04 is not expected to have a material impact on the Company’s financial position or results of operations.

In December 2010, the FASB issued ASU 2010-28, “Intangibles - Goodwill and Other (ASC Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts.” The amendments in this ASU modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with the existing guidance and examples, which require that goodwill of a reporting unit be tested for impairment between annual tests, if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For public entities, the amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. The Company does not expect the adoption of ASU 2010-28 to have a material impact on the Company’s results of operations or financial condition.

NOTE 2 -        Going Concern

The Company is a development stage company and has not commenced planned principal operations.  The Company had no revenues and has incurred a net loss of $44,551 for the period May 15, 2009 (inception) to April 30, 2012.  In addition, the Company had a working capital deficiency of $10,158 and stockholders' deficiency of $43,291 at April 30, 2012. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources.  The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business.  Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 -        Going Concern (Continued)

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

The Company is attempting to address its lack of liquidity by raising additional funds, either in the form of debt or equity or some combination thereof.  During the period from May 15, 2009 (inception) to April 30, 2012, the Company borrowed $41,029 from an outside party.  On November 14, 2011 this debt in the amount of $41,029 and other amounts totaling $11,865 was forgiven for a total of $52,894 (see Note 11).  In addition, on November 1, 2011, the Company began borrowing funds from P&G Holdings LLC., an entity of which Moses Gross, the Company’s CEO, has a 33% ownership interest under the terms of a note whereby the borrowing cannot exceed $126,275.  As of April 30, 2012 the Company has an outstanding balance of $33,133 (see Note 7).  There can be no assurances that the Company will be able to raise the additional funds it requires up to $ 126, 275.

NOTE 3 -        Income Taxes

At April 30, 2012, the Company had available a net-operating loss carry-forward approximately $44,500, which may be applied against future taxable income, if any, at various times through 2032.  Certain significant changes in ownership of the Company may restrict the future utilization of these tax loss carry-forwards.

At April 30, 2012, the Company has a deferred tax asset of approximately $24,000 representing the benefit of its net operating loss carry-forward.  The Company has not recognized the tax benefit because realization of the tax benefit is uncertain and thus a valuation allowance has been fully provided against the deferred tax asset.  The difference between the Federal Statutory Rate of 34% with the combined state and local tax rate of 20% and the Company’s effective tax rate of 0% is due to a reduction in the valuation allowance of approximately $10,000 for the year ended April 30, 2012.

NOTE 4 -        Common Stock

On May 15, 2009 the Company issued 3,600,000 shares of common stock to its Founder for $360.

On February 8, 2010 the Company sold 900,000 shares of common stock to private investors at $.001 per share for gross proceeds of $900.

NOTE 5 -        Preferred Stock

The Company’s Board of Directors may, without further action by the Company’s stockholders, from time to time, direct the issuance of any authorized but unissued or unreserved shares of preferred stock in series and at the time of issuance, determine the rights, preferences and limitations of each series.  The holders of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of the common stock.  Furthermore, the board of directors could issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of the common stock.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 6 -        Note and Loans Payable

During the period from May 15, 2009 (inception) through April 30, 2011 and the six months ended October 31, 2011, the Company borrowed $24,644 and $3,150 respectively, from Shmuel's Hatzacha Consulting, Inc., owned and operated by Shmuel Shneibalg (see Notes 8 and 9).  These loans were payable on demand and bear interest at 6% per annum.

On October 1, 2010 loans payable aggregating $24,644 were memorialized as a demand promissory note.  The note bears interest at 6% per annum.

Included in accrued liabilities is interest of $1,851 at April 30, 2011 regarding this debt.

On November 1, 2011 all amounts owed were discharged and agreements terminated pursuant to a general release agreement (see Note 11).

NOTE 7 -        Note Payable – Related Party

On November 1, 2011 the Company issued a promissory note to P&G Holding LLC, an entity that is 33% owned by Moses Gross, the Company’s CEO and significant stockholder.  The note bears interest at 6% per annum and is due November 1, 2115. Under the terms of the note, the Company may borrow from P&G, from time to time, any amount in increments of up to $100,000, however that the aggregate principal amount outstanding under the note shall not exceed $126,275.  As of April 30, 2012 the total outstanding principal was $ 33,133 and accrued interest on this note was $764.

Maturities of this debt are as follows:

April 30, 2012	$-
April 30, 2013	-
April 30, 2014	-
April 30, 2015	-
November 1, 2015	33,133

$33,133

NOTE 8 -        Going Public Engagement

On May 16 2009, the Company entered into a consulting agreement with Shmuel's Hatzlacha Consulting, Inc (“Hatzlacha”). The agreement calls for a $9,000 fee to be paid.  Such amount has been charged to operations during the period ended April 30, 2010 and is included in accrued liabilities at April 30, 2010, April 30, 2011 and October 31, 2011.  The agreement also calls for other fees, based on capital funds raised.  The agreement was amended on October 1, 2010 to clarify certain terms in the original agreement. On November 1, 2011 this agreement was terminated and all amounts owed were discharged pursuant to a general release agreement (see Note 11).

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 9 -        Office Service Agreement

On May 16, 2009, the Company entered into an office service agreement, calling for rent payments of $700 per month, on a month to month basis.  This agreement is with SE Executive Suites, Inc. an entity owned and operated by Shmuel Shneibalg (see Notes 7 and 8).  The agreement has been personally guaranteed by the former CEO of the Company.  Included in accrued liabilities is $16,100 at April 30, 2011, regarding amounts owed on this agreement. On November 1, 2011 this agreement was terminated and all amounts owed were discharged pursuant to a general release agreement (see Note 11).

NOTE 10 -      Changes in Management and Ownership

On November 14, 2011, the board appointed Moses Gross as an officer and a member of the board and elected Moses Gross as President and Chief Executive Officer.

On November 14, 2011 Yehoshua Lustig resigned from all his positions within the Company.

On November 14, 2011 David Leifer resigned from all his positions within the Company.

On November 14, 2011  Yehoshua Lustig sold 3,600,000 shares of common stock to Moses Gross for $3,600 in a private transaction.

NOTE 11 -      Termination of Agreements

On November 14, 2011,pursuant to a general release agreement Shmuel Shneibalg and the Company terminated the Going Public agreement (see note 8) dated as of May 16 2010 as amended as of October 1, 2010 , and the Office Service Agreement (See Note 9) dated as of May 16, 2010, and  discharged all fees resulting from the agreements. Furthermore, outstanding loans and note payable totals $41,029 and related accrued interest in the amount of $2,685 due to Hatzlacha were forgiven by Shmuel Shneibalg. Additionally the company owed Hatzlucha $9,000 (see note 8) and accrued telephone expense of $180 that were forgiven. Accordingly, the Company recorded $52,894 debt extinguishment for the year ended April 30, 2012.

NOTE 12 -      Commitment and Contingencies

On November 1, 2011, the Company entered into a two year lease agreement for office space, calling for rent payments of $250 per month.

PROSPECTUS

900,000 SHARES OF COMMON STOCK

WNS STUDIOS, INC.
_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2012, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Securities and Exchange Commission registration fee	$5.22
Legal fees and miscellaneous expenses (*)	$25,000
Accounting fees and expenses (*)	$11,000
Total (*)	$36,005.22
__________
(*) Estimated.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  Our Articles of Incorporation do not specifically limit our directors' immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Nevada law; provided, however, that we may modify the extent of such indemnification by  individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in  connection  with any  proceeding, or part thereof, initiated by such person unless such indemnification:  (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On May 15, 2009, we issued 3,600,000 shares of our common stock to Mr. Yehoshua Lustig, our former President and director of the Company.  These shares were issued in consideration for $360. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Lustig was an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

From May 2009 through February 2010, we sold 900,000 shares of common stock to 45 investors in a private placement made pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S.  The consideration paid for such shares was $0.001 per share, amounting in the aggregate to $900. Each purchaser represented to us that such purchaser was not a United States person (as defined in Regulation S) and was not acquiring the shares for the account or benefit of a United States person. Each purchaser further represented that at the time of the origination of contact concerning the subscription for the units and the date of the execution and delivery of the subscription agreement for such units, such purchaser was outside of the United States. We did not make any offers in the United States, and there were no selling efforts in the United States. There were no underwriters or broker-dealers involved in the private placement and no underwriting discounts or commissions were paid.

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant*

3.2	By-Laws of Registrant*

3.3	Form of Stock Certificate*

4.1	Promissory Note dated October 1, 2010 made by the Registrant in favor of Shmuel’s Hatzlacha Consulting, Inc.*

4.2	Promissory Note dated November 1, 2011 made by Registrant in favor of P&G Holdings LLC *

5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered

10.1	Form of Regulation S Subscription Agreement and Investment Representation*

10.2	Going Public Engagement dated May 16, 2009 between Shumel’s Hatzlacha Consulting Inc. and WNS Studios, Inc. *

10.3	Amendment dated October 1, 2010 to Going Public Engagement dated May 16, 2009 between Shumel’s Hatzlacha Consulting Inc. and WNS Studios, Inc.*

10.4	Office Services Agreement dated May 16, 2009 between WNS Studios and SE Executive Services Inc.*

10.5	Agreement dated November 14, 2011 between Moses Gross and Yeshosha Lustig *

10.6	Release dated November 14, 2011 by Shmuel Shneilbalg *

10.7	Lease Agreement dated November 1, 2011 between Hendrix III Realty Corp. and WNS Studios Inc. *

23.1	Consent of Wolinetz, Lafazan, P.C.

23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1) **

* Previously filed as an Exhibit to the Registration Statement filed with the Securities and Exchange Commission on February 3, 2011, file number 333-172050.
**         Previously filed as an Exhibit to the Registration Statement filed with the Securities and Exchange Commission on April 18, 2012, file number 333-172050.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Brooklyn, State of New York, on   June 28 , 2012.

WNS STUDIOS, INC.

By:	/s/ Moses Gross
Name:	Moses Gross
Title:	President, Chief Executive Officer, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

June 28 , 2012	/s/ Moses Gross	Moses Gross	President, Chief Executive Officer, Treasurer,
and Director (Principal Executive, Financial and Accounting Officer)